UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2015

ICF International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33045	22-3661438
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9300 Lee Highway, Fairfax, Virginia	22031
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 934-3000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07      Submission of Matters to a Vote of Security Holders

The 2015 Annual Meeting of Stockholders of ICF International, Inc. (the “Company”) was held on Friday, June 5, 2015.

Set forth below are the matters acted upon by the Company’s stockholders at the Annual Meeting, and the final voting results of each such matter.

1.     Election of two (2) directors to serve for a term expiring at the Company’s annual meeting in 2018:

Name	Votes For	Votes Withheld	Broker Non-Votes (1)	Total

Eileen O’Shea Auen	16,850,302	326,832	961,064	18,138,198
Cheryl Grisé	17,093,154	83,980	961,064	18,138,198

2.     Approval of the amendment to the ICF International, Inc. 2010 Omnibus Incentive Plan, as amended on June 7, 2013:

Votes For	Votes Against	Abstentions	Broker Non-Votes (1)	Total

15,342,752	1,831,520	2,862	961,064	18,138,198

3.     Approval of the material terms of the 2010 Incentive Plan, for purposes of complying with the requirements of Internal Revenue Code Section 162(m):

Votes For	Votes Against	Abstentions	Broker Non-Votes (1)	Total

16,056,804	1,117,864	2,466	961,064	18,138,198

4.      Non-binding advisory vote regarding the Company’s overall pay-for-performance executive compensation program:

Votes For	Votes Against	Abstentions	Broker Non-Votes (1)	Total

16,629,909	537,706	9,519	961,064	18,138,198

5.     Ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2015:

Votes For	Votes Against	Abstentions	Broker Non-Votes (1)	Total

18,004,931	122,982	10,285	(0)	18,138,198

(1)

A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to the item and has not received voting instructions from the beneficial owner of the shares it holds. Broker non-votes are counted when determining whether the necessary quorum of stockholders is present or represented at each annual meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICF International, Inc.

Date: June 8, 2015	By:	/s/ James C. Morgan
James C. Morgan
Executive Vice President and Chief Financial Officer